UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2011 (June 21, 2011)

EMPEIRIA ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	6770	27-5079295
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

142 W. 57th Street, 12th Floor New York, NY 10019	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 887-1150

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

On June 21, 2011, Empeiria Acquisition Corp. (the “Company”) consummated its initial public offering (“IPO”) of 6,000,000 Units (“Units”), each Unit consisting of one share of common stock, $.0001 par value per share (“Common Stock”), and a Warrant (“Warrants”) to purchase one share of Common Stock, pursuant to the registration statement on Form S-1 (File No. 333- 172629) (“Registration Statement”). The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $60,000,000.

Prior to the consummation of the IPO, the Company completed a private placement (the “Private Placement”) of an aggregate of 390,000 Units to Empeiria Investors LLC, a limited liability company controlled by certain of the Company’s officers and directors, generating gross proceeds of $3,900,000.  Each Unit sold in the Private Placement (“Placement Units”) consists of one share of Common Stock and one Warrant (“Placement Warrant”).  The Placement Warrants are substantially similar to the Warrants, except that if held by the original holders or their permitted assigns, they (i) may be exercised for cash or on a cashless basis, (ii) are not subject to being called for redemption and (iii) subject to certain limited exceptions, will be subject to transfer restrictions until 30 days following the consummation of the Company’s initial business transaction.

A total of $61,200,000 of the net proceeds from the IPO and the Private Placement were placed in a trust account established for the benefit of the Company’s public stockholders.  An audited balance sheet as of June 21, 2011 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.   A copy of the press release issued by the Company announcing the closing of the IPO is included as Exhibit 99.2 to this Current Report on Form 8-K.

Exhibit Number	Description
99.1	Audited Balance Sheet
99.2	Press Release

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 27, 2011	EMPEIRIA ACQUISITION CORP.

	By:	/s/ Alan B. Menkes
		Name:	Alan B. Menkes
		Title:	Chief Executive Officer